RF MICRO DEVICES

NEWS RELEASE


At RF Micro Devices	    At the Financial Relations Board
Dean Priddy	              Alison Ziegler
Chief Financial Officer	    (212) 445-8432
(336) 931-7152


Doug DeLieto
Dir., Investor Relations
(336) 931-7968

For Immediate Release
October 26, 2004

RF MICRO DEVICES ANNOUNCES FINANCIAL RESULTS

September Quarter Highlights:
-----------------------------

- Financial Results Consistent With Revised Guidance Provided September
  21, 2004
  - Quarterly Revenue Totals $149.1 Million
  - Quarterly GAAP Loss Per Share Equals ($0.04) And Pro Forma Loss Per
    Share Equals ($0.02)
- RFMD Commences Volume Production Shipments of POLARIS-TRADEMARK-
  TOTAL RADIO-TRADEMARK- And Provides Upward Revision To POLARIS Shipment Forecast For December Quarter
- Bluetooth Product Shipments Grow More Than 250%
- RFMD Currently Expects December Quarterly Revenue Of Approximately
  $160 Million To $165 Million, And Anticipates Quarterly Earnings (Loss) Per Share Of ($0.02) To $0.00 On A GAAP Basis And $0.00 To $0.02 On A Pro Forma Basis

Greensboro, NC, October 26, 2004 -- RF Micro Devices, Inc. (Nasdaq: RFMD), a leading provider of proprietary radio frequency integrated circuits (RFICs) for wireless communications applications, today reported financial results for its fiscal 2005 second quarter ended September 30, 2004.

Financial Results
Revenue for the quarter was $149.1 million, a decrease of 8.8% versus revenue of $163.5 million for the corresponding quarter of fiscal 2004, and a sequential decrease of 10.1% versus revenue of $165.8 million for the quarter ended June 30, 2004. Consistent with the revised quarterly guidance provided by the Company on September 21, 2004, the quarterly revenue decline reflected weakness in the market for GSM/GPRS cellular handsets in Asia, offset partially by strength among certain top-tier handset manufacturers.

Gross profit for the quarter was $49.1 million, a decrease of 23.1% versus $63.8 million for the prior year period, and a sequential decrease of approximately 24.4% from $64.9 million for the quarter ended June 30, 2004. Gross profit margin decreased sequentially to 32.9%, versus 39.1% in the prior quarter and 39.0% in the corresponding quarter of fiscal 2004. The year-over-year decrease in gross profit margin was primarily attributable to lower volumes, and the sequential decrease in gross profit margin was primarily attributable to lower volumes and aggressive new product ramps.

Net loss in accordance with U.S. generally accepted accounting principles
(GAAP) for the quarter ended September 30, 2004 was ($6.7) million, or ($0.04) per diluted share, compared with GAAP net income of $10.6 million, or $0.05 per diluted share, for the quarter ended September 30, 2003. This compares sequentially to GAAP net income of $3.0 million, or $0.02 per diluted share, for the prior quarter ended June 30, 2004.

In addition to reporting net (loss) income and net (loss) income per share in accordance with GAAP, RFMD separately reports these items on a non-GAAP basis, referred to as pro forma, in order to exclude the effect of certain non-recurring and non-cash items. For the purposes of this press release, all references to "pro forma" results reflect non-GAAP financial information. In the quarter ended September 30, 2004, pro forma results excluded approximately $3.6 million in non-cash expenses related primarily to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles.

After excluding these items, pro forma net loss for the quarter ended September 30, 2004 was ($3.0) million, or ($0.02) per diluted share. This compares with pro forma net income of $17.3 million, or $0.08 per diluted share, for the quarter ended September 30, 2003, and pro forma net income of $12.7 million, or $0.06 per share, for the quarter ended June 30, 2004.

In the quarter ended September 30, 2003, pro forma results excluded approximately $2.6 million in non-cash charges associated with the repurchase of 3.75% convertible subordinated notes and approximately $4.1 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles. In the quarter ended June 30, 2004, pro forma results excluded $9.7 million in expenses, including an in-process R&D charge of approximately $6.2 million related to the acquisition of SiliconWave, as well as approximately $3.5 million in non-cash expenses related to the amortization of deferred stock-based compensation and the amortization of transaction-related intangibles. A reconciliation of the Company's GAAP financial results to pro forma financial results is provided in the financial statement portion of this release.

RF Micro Devices believes pro forma reporting provides useful supplemental information to the investment community and facilitates a better understanding of its results of operations. RF Micro Devices has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to analyze its financial performance without the impact of certain non-cash expenses or unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Business Outlook And Financial Guidance
RF Micro Devices currently expects sequential quarterly revenue in the range of $160 million to $165 million in the fiscal 2005 third quarter ending December 2004. Additionally, the Company currently anticipates quarterly GAAP net income (loss) in the range of ($0.02) to $0.00 per share and quarterly pro forma net income in the range of $0.00 to $0.02 per share.

Comments From Management
Bob Bruggeworth, president and CEO of RF Micro Devices, said, "Although seasonally weak order flow in our primary market of handsets negatively impacted our September quarter, we were very pleased with the success of our diversification initiatives in new product segments. Most notably, we commenced production shipments of our POLARIS-TRADEMARK- TOTAL RADIO-TRADEMARK-cellular transceivers and began high-volume customer shipments for use in multiple wireless devices. As we have stated previously, the transceiver market doubles our potential market to over $2.5 billion. We currently have backlog to support greater than one-and-a-half million POLARIS shipments in the December quarter, which represents an upward revision of approximately 50% over previous guidance. We expect significant share gains in the transceiver market in calendar year 2005.

"We are very pleased to see our diversification strategy unfolding as planned. On the strength of our market leading position in PAs and next-generation air interface standards, we are achieving success in our new product initiatives. Our POLARIS products are ramping and our Bluetooth products are ramping. RF Micro Devices is uniquely positioned to capitalize on the growth in handsets and the proliferation of multiple radios protocols in mobile and portable wireless devices."

Dean Priddy, CFO and vice president of administration, said, "During the September quarter, the combination of reduced sales volume and aggressive new product ramps negatively impacted our quarterly gross margin. However, the Company is aggressively executing on margin improvement initiatives, and we are pleased to announce we achieved two significant margin improvement milestones during the quarter. First, we began ramping volume production of our first PA modules containing silicon control chips from Jazz Semiconductor, reaping the benefit of our investment in a silicon foundry. Second, we received customer qualification for our Beijing assembly operation, and we expect reduced-cost shipments from this facility will begin this quarter and will ramp over the next 12 months. We anticipate these and other initiatives, along with anticipated increases in sales volume, will allow us to significantly improve gross margin over the next 12 months.

"Our inventory levels increased in the September quarter, as we built inventory to support the POLARIS ramp and as some GSM sales to Asia did not materialize as planned. We currently anticipate our inventory levels will decline in the December quarter as POLARIS ramps and the environment in Asia continues to improve."

RF Micro Devices will conduct a conference call at 5:00 p.m. ET today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at www.fulldisclosure.com or www.rfmd.com (under Investor Info). The call will also be available live by dialing 303-205-0044, and a replay will be available by dialing (303) 590-3000 and entering pass code 110011439.

RF Micro Devices, Inc., an ISO 9001- and ISO 14001-certified manufacturer, designs, develops, manufactures and markets proprietary radio frequency integrated circuits (RFICs) for wireless communications products and applications. The Company is a leading supplier of power amplifiers, one of the most critical radio frequency (RF) components in cellular phones. The Company is also the leading manufacturer of GaAs HBT, which offers distinct advantages over other technologies for the manufacture of current- and next-generation power amplifiers. The Company's products are included primarily in cellular phones, base stations, wireless local area networks (WLANs), cable television modems and global positioning systems (GPS). The Company derives revenue from the sale of standard and custom-designed products. The Company offers a broad array of products including amplifiers, mixers, modulators/demodulators and single-chip transmitters, Bluetooth(r) products and receivers and transceivers that represent a substantial majority of the RFICs required in wireless subscriber equipment. The Company's goal is to be the premier supplier of low-cost, high-performance integrated circuits and solutions for applications that enable wireless connectivity. RF Micro Devices, Inc., is traded on the Nasdaq National Market under the symbol RFMD. For more information about RFMD, please visit www.rfmd.com.

This press release contains forward-looking statements that relate to RF Micro Devices' plans, objectives, estimates and goals. Words such as "expects," "anticipates," "intends," "plans," "projects," "believes" and "estimates," and variations of these words and similar expressions, identify these forward-looking statements. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in quarterly operating results, the rate of growth and development of wireless markets, risks associated with the operation of wafer fabrication, molecular beam epitaxy and other foreign and domestic manufacturing facilities, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to increase production capacity quickly in response to increases in demand for our products, dependence on a limited number of customers and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES-REGISTERED TRADEMARK- and RFMD-REGISTERED TRADEMARK- are trademarks of RFMD, LLC. BLUETOOTH is a trademark owned by Bluetooth SIG, Inc., U.S.A. and licensed for use by RF Micro Devices, Inc. All other tradenames, trademarks and registered trademarks are the property of their respective owners.


Financial Tables Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
            (Unaudited)

                               Three Months Ended          Six Months Ended
                                  September 30,              September 30,
                                2004         2003          2004         2003
                             -----------  -----------   -----------  -----------
---
Total revenue                 $ 149,108   $ 163,464       $ 314,881   $ 294,985

Costs and expenses:
  Cost of goods sold            100,041      99,653         200,927     189,936
  Research and development       37,143      30,568          72,489      61,903
  Marketing and selling          11,406      11,437          22,539      21,734
  General and administrative      5,339       5,219          11,174       9,771
  Other operating expense           453         527           7,056       1,054
                                 ------     -------         -------     -------
    Total costs and expenses    154,382     147,404         314,185     284,398

Operating (loss) income          (5,274)     16,060             696      10,587

Loss in equity method investee       --        (818)         (1,761)       (956)
Other (expense) income, net      (1,173)     (4,470)         (2,364)     (6,932)
                                -------     -------         -------     -------

(Loss) income before
   income taxes                $ (6,447)   $ 10,772       $  (3,429)   $  2,699
Income tax expense                  220         183             225         332
                                -------     -------        --------     -------
Net (loss) income              $ (6,667)   $ 10,589       $  (3,654)   $  2,367
                                =======     =======         =======     =======

Net (loss) income per share,
   diluted                     $  (0.04)   $   0.05       $  (0.02)    $   0.01
                                =======     =======         =======     =======
Weighted average outstanding
   diluted shares               186,639     219,238         186,513     189,041
                                =======     =======         =======     =======


RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
          (Unaudited)

                                    Three Months Ended       Six Months Ended
                                       September 30,           September 30,
                                     2004         2003        2004       2003
                                  -----------------------   --------------------
-
GAAP net (loss) income              $ (6,667)  $ 10,589     $ (3,654)  $  2,367
                                     =======    =======      =======    =======
Adjustments:
  Amortization of deferred
    stock compensation              $    948   $  2,140     $  2,812   $  3,891
  Amortization of intangible assets    1,649      1,994        3,266      3,855
  Discount and issuance cost write-off
    related to the extinguishments
    of the 3.75% convertible debt        642      2,579          642      2,579
  Impairment charge                      391         --          391         --
  In process research and
    development charge                    --         --        6,201         --
                                     -------    -------      -------    -------
Pro forma net (loss) income         $ (3,037)  $ 17,302     $  9,658   $ 12,692

  Plus: Income impact of assumed
  conversions for interest on
  1.50% convertible notes                 --        990           --         --
                                     -------    -------      -------    -------
Pro forma net (loss) income plus
assumed conversion of notes -
Numerator for diluted (loss)
income per share                    $ (3,037)  $ 18,292     $  9,658   $ 12,692
                                     =======    =======      =======    =======

GAAP weighted average outstanding
  diluted shares                     186,639    219,238      186,513    189,041

Adjustments:
     Dilutive stock options               --         --           --         --
     Assumed conversion of 1.50%
       convertible notes                  --         --           --         --
                                     -------    -------      -------    -------
Pro forma weighted average
outstanding diluted shares           186,639    219,238      186,513    189,041
                                     =======    =======      =======    =======
Pro forma net (loss) income
  per share, diluted                $  (0.02)  $   0.08     $   0.05   $   0.07
                                     =======    =======      =======    =======

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                    September 30,        March 31,
                                        2004               2004
                                    (Unaudited)         (Audited)
                                  ---------------     -------------
ASSETS
Current assets:
    Cash and cash equivalents      $   93,247          $  220,915
    Short-term investments            117,491             106,930
    Accounts receivable, net           86,495              86,287
    Inventories                        81,072              58,552
    Other current assets               11,542              10,098
                                    ---------           ---------
       Total current assets           389,847             482,782

Property and equipment, net           288,219             280,356
Goodwill                              114,806             110,006
Long-term investments                  59,621              62,908
Intangible assets, net                 51,027              50,165
Other assets                            1,835               1,799
                                    ---------           ---------
       Total assets                $  905,355          $  988,016
                                    =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and
        accrued liabilities        $   69,876          $   55,548
     Other short-term
         liabilities, net                 456                 336
                                    ---------           ---------
       Total current liabilities       70,332              55,884

Long-term debt, net                   225,798             324,626
Other long-term liabilities             4,404               4,368
                                    ---------           ---------
       Total liabilities              300,534             384,878

Shareholders' equity:
       Total shareholders' equity     604,821             603,138
                                    ---------           ---------
       Total liabilities and
         shareholders' equity      $  905,355          $  988,016
                                    =========           =========
